UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2012

Endocyte, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana		47906
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 15, 2012, Endocyte, Inc. (the "Company") repaid all amounts due and owing under the Loan and Security Agreement dated as of August 27, 2010, as amended by that certain Consent and First Loan Modification Agreement dated as of December 14, 2010, Second Loan Modification Agreement dated as of July 19, 2011 and Third Loan Modification Agreement dated as of September 30, 2011, each among the Company, Midcap Funding V, LLC (an assignee of Midcap Funding III, LLC) and Silicon Valley Bank (collectively, the "Loan Agreement"), and the Loan Agreement was terminated. The total amount repaid by the Company was $13,593,863.80, including applicable prepayment penalties.

The decision by the Company to repay the debt was based on the fact that the Company’s existing cash is expected to exceed cash requirements to support operations during the remaining term of the debt facility. Repayment also yielded savings of future interest payments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

June 20, 2012	By:	/s/ Michael A. Sherman

Name: Michael A. Sherman
Title: Chief Financial Officer